UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 3, 2006 (March 28, 2006)

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50391	74-2691412
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1601 South MoPac Expressway Suite 100 Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 381-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On March 28, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of SigmaTel, Inc. (“SigmaTel”) adopted a form of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement (collectively, the “RSU Agreement”), which are intended to serve as a standard form agreement for restricted stock units granted to employees and consultants (“RSU Awards”) under the SigmaTel 2003 Equity Incentive Plan, as amended and restated (the “2003 Plan”). The 2003 Plan was approved by the stockholders of SigmaTel on July 1, 2003. A description of the material features of the 2003 Plan was included in the Definitive Proxy Statement of SigmaTel filed on March 4, 2005. A copy of the 2003 Plan was included as Exhibit 10.1 to a Current Report on Form 8-K filed by SigmaTel on April 25, 2005. On March 28, 2006, the Compensation Committee also authorized grants of RSU Awards, in addition to stock options, to certain employees of SigmaTel, including the grants made on March 28, 2006 to the named executive officers noted below, as part of SigmaTel’s annual employee performance review and incentive grant process. SigmaTel intends in the future to grant RSU Awards, in combination with stock options, to new hires and as part of its annual grant process. The material terms of the RSU Agreement are briefly described below.

General Terms. The RSU Agreement represents the right of each participant to receive, without payment of monetary consideration, on the vesting date, a number of shares of SigmaTel common stock (or other consideration at SigmaTel’s sole discretion) equal to the number of units vesting on such date. SigmaTel will withhold the proceeds from an automatic sale by participants on each vesting date of a sufficient number of shares subject to the RSU Award to cover applicable tax withholdings, unless SigmaTel otherwise requires the participant to make alternate arrangements.

Vesting. Subject to a participant’s continued service with SigmaTel through the applicable vesting date, RSU Awards shall vest over four years, at a rate of twenty-five percent of the RSU Award on each anniversary of the grant date. In the event of the participant’s death, disability or other termination of the participant’s service with SigmaTel, unvested portions of RSU Awards will generally be forfeited. The vesting of each RSU Award will be accelerated in full in the event of a change in control of SigmaTel in which the successor fails to assume or substitute for the RSU Award or replace it with substantially equivalent rights.

Stockholder Rights. A participant generally will not have any of the rights of a SigmaTel stockholder, including voting rights and the right to receive dividends and distributions, until after shares of SigmaTel common stock are issued in respect of the RSU Award upon vesting.

The above description of the form of RSU Agreement and 2003 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2003 Plan and the RSU Agreement attached hereto as Exhibit 99.1. Also attached under Exhibit 99.1 are the forms of RSU Agreement to be used in the various international jurisdictions in which SigmaTel has operations.

On March 28, 2005, the Compensation Committee also approved the base salaries and performance based bonus opportunities for the period beginning April 1, 2006 and ending March 31, 2007 for SigmaTel’s current named executive officers, based on the named executive officers listed in SigmaTel’s proxy statement filed with the Securities and Exchange Commission on March 23, 2006. The Compensation Committee approved the amounts set forth on the table below based on a review of SigmaTel’s performance and competitive market data. The RSU Awards noted in the table below have terms consistent with the above description.

Executive	Apr. 1 2006 to March 31, 2007 Annual Base Salary	Apr. 1 2006 to March 31, 2007 Annual Bonus Opportunity	March 28, 2006 RSU Award (in shares)
Ronald P. Edgerton	$400,000	$340,000	8,333
Ross A. Goolsby	246,497	123,249	3,383
Stephan L. Beatty	243,249	109,462	6,667

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Forms of Restricted Stock Units Agreements and Restricted Stock Units Grant Notices

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2006

SIGMATEL, INC.

By:	/s/ Ross A. Goolsby
Ross A. Goolsby
Vice President of Finance,
Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description
99.1	Forms of Restricted Stock Units Agreements and Restricted Stock Units Grant Notices